Exhibit 99.1

FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Announces Results for the Second Quarter and Six Months Ended June 30, 2005

NEWARK, N.J., August 12, 2005 -- Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today the results for the second quarter and six months ended June 30, 2005 ("Q2-2005" and "Six Months-2005").

Three Month Results: Revenues from Operations and Income (loss) from Operations were $1,815,000 and $(1,077,000) for Q2-2005, respectively, as compared to $1,868,000 and $131,000, respectively, for the quarter ended June 30, 2004 ("Q2-2004"). Operating expenses were $1,289,000 in Q2-2005, a $41,000 improvement from operating expenses of $1,330,000 in Q2-2004. General and administrative expenses were $1,603,000 in Q2-2005 as compared to $407,000 in Q2-2004. The difference is primarily related to a charge of $1,029,000 related to the termination of the consulting contract between the former President of Wilshire and the repurchase of his outstanding stock options at $7.00 per share. General and administrative expenses were also impacted by a change in the method of allocating corporate expenses among the Company's lines of business, which in Q2-2004 included the oil and gas business, and the accounting for incentive and stock compensation expense, which in Q2-2004 was recorded as zero.

Loss from Operations was $761,000 in Q2-2005 compared with $154,000 in Q2-2004.

The Company had, net of tax, income of $119,000 from Discontinued Operations in Q2-2005, as compared to income from Discontinued Operations of $1,177,000 in Q2-2004. The results from discontinued operations reflected gains from the sale of real estate properties and the oil and gas business and the operating results of discontinued real estate and oil and gas operations for the quarters. Discontinued oil and gas operations in Q2-2005 included $155,000 of positive adjustments to previously accrued income tax liabilities.

Overall, Wilshire reported net income of $(642,000) or $(0.08) per diluted share in Q2-2005, as compared with net income of $1,023,000, or $0.13 per diluted share in Q2-2004.

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Six Month Results: Revenues from Operations and Income (loss) from Operations were $3,599,000 and $(1,151,000) for Six Months-2005, respectively, as compared to $3,698,000 and $402,000, respectively, for the six months ended June 30, 2004 ("Six Months-2004"). Operating expenses were $2,621,000 in Six Months-2005, a $21,000 improvement from operating expenses of $2,642,000 in Six Months-2004. General and administrative expenses were $2,129,000 in Six Months-2005 as compared to $654,000 in Six Months-2004. The difference is primarily related to a charge of $1,029,000 related to the termination of the consulting contract between the former President of Wilshire and the repurchase of his outstanding stock options at $7.00 per share. General and administrative expenses were also impacted by a change in the method of allocating corporate expenses among the Company's lines of business, which in Six Months-2004 included the oil and gas business, and the accounting for incentive and stock compensation expense, which in Six Months-2004 was recorded as zero.

Income from Operations was $(476,000) in Six Months-2005 compared with $(120,000) in Six Months-2004.

The Company had, net of tax, income of $152,000 from Discontinued Operations in Six Months-2005, as compared to income from Discontinued Operations of $3,742,000 in Six Months-2004. The results from discontinued operations reflected gains from the sale of real estate properties and the oil and gas business and the operating results of discontinued real estate and oil and gas operations for the six months. Discontinued oil and gas operations in Six Months-2005 included $155,000 of positive adjustments to previously accrued income tax liabilities.

Overall, Wilshire reported net income of $(324,000) or $(0.04) per diluted share in Six Months-2005, as compared with net income of $3,622,000, or $0.46 per diluted share in Six Months-2004.

ABOUT WILSHIRE ENTERPRISES:

Wilshire is an American Stock Exchange listed corporation engaged primarily in the acquisition, ownership and management of real estate investments in the United States including Arizona, Florida, Texas and New Jersey.

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FORWARD-LOOKING STATEMENT:

The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such projections. Such risks and uncertainties include uncertainties inherent in any attempt to purchase or sell one or more real estate properties at an acceptable price, environmental risks relating to the Company's real estate properties, competition, the substantial capital expenditures required to fund the Company's real estate operations, market and economic changes in areas where the Company holds real estate properties, interest rate fluctuations, the possibility that business or market factors cause the Company to vary from its current plans, the impact of changing economic conditions, and other risks and uncertainties disclosed in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission.

For stockholder inquiries: please contact Dan Pryor at 201-420-2796.
SOURCE: Wilshire Enterprises (WOC)